Exhibit 4.1

                        CARBO CERAMICS INC.

       1996 STOCK OPTION PLAN FOR KEY EMPLOYEES (As Adopted
            by the Board of Directors on April 9, 1996
       and Approved by the Shareholders on April 16, 1996)


1.   Purpose of the Plan

          The purpose of the Carbo Ceramics Inc. l996 Stock Option Plan is to advance the interests of the Company and its shareholders by providing officers and key employees of the Company and its affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with incentives and rewards to encourage them to continue in the employ of the Company and its affiliates and to perform in a superior manner.

2.   Definitions

          As used in the Plan, the following definitions apply to the terms indicated below:

          (a) "Affiliate" shall mean a "parent corporation" or a "subsidiary corporation" of the Company as such terms are defined in Section 424 of the Code.

          (b) "Board of Directors" shall mean the Board of Directors of the Company.

          (c) "Cause" shall mean, with respect to any Participant, (i) any failure by the Participant substantially to perform his duties to the Company; (ii) any act or omission involving dishonesty, fraud, willful misconduct or gross negligence on the part of the Participant that is or may be materially injurious to the Company; and (iii) any felony or other crime involving moral turpitude committed by the Participant.

          (d) "Change in Control" shall mean (i) the occurrence of a change in control of the Company of a nature that would be required to be reported or is reported in response to Item l of the current report on Form 8-K, as in effect on the IPO Date, pursuant to Sections l3 or l5(d) of the Exchange Act; or (ii) any Person is or becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's outstanding securities (other than any Person who was a "beneficial owner" of securities of the Company representing 30% or more of the combined voting power of the Company's outstanding securities prior to the IPO
Date); or (iii) individuals who constitute the Board of Directors on the IPO Date (including individuals named as prospective directors in the prospectus included in the registration statement relating to the IPO) (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose appointment to fill a vacancy or to fill a new Board of Directors position was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (iii), considered as though he were a member of the Incumbent Board; or (iv) the occurrence of any of the following of which the Incumbent Board does not approve (A) merger or consolidation in which the Company is not the surviving corporation or (B) sale of all or substantially all of the assets of the Company; or (v) stockholder approval pursuant to a proxy statement soliciting proxies from stockholders of the Company, by someone other than the





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then current management of the Company, of a plan of
reorganization, merger or consolidation of the Company with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan of reorganization are exchanged or converted into cash or property or securities not issued by the Company; or (vi) voting securities have been tendered and not withdrawn during the tender offer period pursuant to a tender offer for 30% or more of the voting securities of the Company.

          (e) "Code" shall mean the Internal Revenue Code of
1986, as amended from time to time.

          (f) "Committee" shall mean the committee that the Board of Directors shall appoint from time to time to administer the Plan. Prior to the IPO Date, the "Committee" shall mean those members of the Board of Directors who are not eligible to receive Options under the Plan.

          (g) "Common Stock" shall mean shares of the common stock, $.01 par value per share, of the Company.

          (h) "Company" shall mean Carbo Ceramics Inc., a Delaware corporation.

          (i) "Disability" shall mean any physical or mental impairment which qualifies a Participant for (i) disability benefits under any long-term disability plan maintained by the Company or (ii) Social Security disability benefits, or as otherwise determined by the Board of Directors.

          (j) "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

          (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (l) "Fair Market Value" of a share of Common Stock with respect to any day shall be (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and asked prices on the immediately preceding business day as reported on the Nasdaq National Market or (iii) if not so reported, as determined by the Committee in its absolute discretion. For purposes of the grant of Options in contemplation of the IPO, Fair Market Value shall mean the initial public offering price of the shares of the Common Stock.

          (m) "IPO" shall mean the initial public offering of the Common Stock of the Company pursuant to a registration statement on Form S-1 filed by the Company with the Securities and Exchange
Commission.

          (n)  "IPO Date" shall mean the date of closing of the IPO.

          (o) "Option" shall mean an option to purchase shares of Common Stock of the Company granted pursuant to Section 6 hereof.

          (p) "Participant" shall mean an officer or key employee of the Company or one of its Affiliates who is eligible to participate in the Plan and to whom an Option is granted pursuant to the Plan and, upon his death, his successors, heirs, executors and administrators, as the case may be.

          (q) "Person" shall mean a "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act.





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          (r)  "Plan" shall mean the Carbo Ceramics Inc. l996 Stock
Option Plan for Key Employees, as it may be amended from time to time.

3.   Stock Subject to the Plan

          Subject to adjustment as provided in Section 7 hereof, the Committee may grant Options to Participants under the Plan with respect to a number of shares of Common Stock that in the aggregate does not exceed 1,000,000 shares. No Participant in the Plan may be granted Options to purchase more than an aggregate of 500,000 shares of Common Stock. To the extent that Options terminate, expire or are canceled without having been exercised, the shares covered thereby shall continue to count against the maximum aggregate number of shares of Common Stock with respect to which Options may be granted to a Participant.

          To the extent Options granted under the Plan are exercised, the shares covered thereby will be unavailable for future grants under the Plan. To the extent that Options granted under the Plan terminate, expire or are canceled without having been exercised, new Options may be granted with respect to the shares covered thereby.

          Shares of Common Stock issued under the Plan may be either newly issued shares or treasury shares, as determined by the Committee.

4.   Administration of the Plan

          The Plan shall be administered by the Committee of the Board of Directors consisting of two or more persons, each of whom shall be a "disinterested person" within the meaning of Rule l6b-3 promulgated under Section l6 of the Exchange Act. The Committee shall from time to time designate the officers and key employees of the Company or its Affiliates who shall be granted Options and the amount and type of such Options.

          The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Option issued thereunder and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties.

          The Committee may, in its absolute discretion, accelerate the date on which any Option granted under the Plan becomes exercisable or extend the term of any Option to a date not more than ten (10) years from the date such Option was granted.

          In addition, the Committee may, in its absolute discretion, grant Options to Participants on the condition that such Participants surrender to the Committee for cancellation such other Options (including, without limitation, Options with higher exercise prices) as the Committee specifies.

          Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee.

          No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company or its Affiliates to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability





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(including any sum paid in settlement of a claim with the
approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.   Eligibility

          The persons who shall be eligible to receive Options pursuant to the Plan shall be such officers and key employees of the Company or its Affiliates who are largely responsible for the management, growth and protection of the business of the Company or its Affiliates. Directors who are not employees or officers of the Company or its Affiliates shall not be eligible to receive Options under the Plan.

6.   Options

          The Committee may grant Options pursuant to the Plan, which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

          (a)  Exercise Price

          The exercise price per share of any Option granted under the Plan shall be the Fair Market Value of a share of Common Stock on the date on which such Option is granted;
provided, that such price may not be less than the minimum price required by law.

          (b)  Term and Exercise of Options

          (1) Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the Option agreement with respect to such Option; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option was granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

          (2) Each Option shall be exercisable in whole or in part; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000; and, provided, further, that no fractional shares of Common Stock shall be issued under the Plan. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the agreements evidencing such Option, marked with any notations deemed appropriate by the Committee, shall be returned to the Participant exercising such Option together with the delivery of the certificates described in Section 6(b)(5) hereof.


          (3) An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the agreements evidencing the Option, shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such agreements shall be returned to him. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by





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certified check, bank cashier's check or wire transfer or (ii)
subject to the approval of the Committee, in shares of Common Stock previously owned by the Participant and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Common Stock with the balance in cash, by certified check, bank cashier's check or wire transfer. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time.
 Notwithstanding any provision in this Section 6(b)(3), the Committee may authorize deviations from the procedures set forth in this Section 6(b)(3) in order to enable Participants to engage in "cashless exercise" transactions through securities brokers and/or the transfer agent for the Common Stock.

          (4) During the lifetime of a Participant, each Option granted to him shall be exercisable only by him or his guardian or legal representative. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

          (5) Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date of the Option exercise.

          (c)  Effect of Termination of Employment

          (1) In the event that the employment of a Participant with the Company shall terminate for any reason other than for Cause or by reason of Disability or death, (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of thirty (30) days after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

          (2) In the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant, (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one (1) year after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

          (3) In the event of the termination of a Participant's employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

          (d)  Acceleration of Exercise Date Upon Change in Control

          Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.






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7.   Adjustment Upon Changes in Common Stock

          (a)  Shares Available for Grants

          In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change that is effective after the IPO Date, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Options shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction that is effective after the IPO Date, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which Options may be granted as the Committee may deem appropriate.

          (b)  Outstanding Options - Increase or Decrease in
               Issued Shares Without Consideration

          Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, in any case which is effective after the IPO Date, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding Option and the exercise price per share of Common Stock of each such Option.

          (c)  Outstanding Options - Certain Mergers

          Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Option outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such Option would have received in such merger or consolidation.

          (d)  Outstanding Options - Certain Other Transactions

          In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

               (A) cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Common Stock subject to such Option, equal to the excess of (I) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (II) the exercise price per share of such Option; or

               (B) provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which such





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          Option is exchanged and, incident thereto, make an
          equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the Option, or the number of shares or amount of property subject to the Option or, if appropriate, provide for a cash payment to the Participant to whom such Option was granted in partial consideration for the exchange of the Option.

          (e)  Outstanding Options - Other Changes

          In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in Sections 7(b), (c) or (d) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per share exercise price of each such Option as the Committee may consider appropriate to prevent dilution or enlargement of rights.

          (f)  No Other Rights

          Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to any Option or the exercise price of any Option.

8.   Rights as a Stockholder

          No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Option granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 7 hereof, no adjustment to any Option shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

9.   No Special Employment Rights; No Right to Option

          Nothing contained in the Plan or any Option or related agreement shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option.

          No person shall have any claim or right to receive an Option hereunder. The Committee's granting of an Option to a Participant at any time shall neither require the Committee to grant an Option to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.






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10.  Withholding Taxes

          (a)  Cash Remittance

          Whenever shares of Common Stock are to be issued upon the exercise of an Option, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or payment prior to the delivery of any certificate or certificates for such shares. In addition, upon the cancellation or exchange of an Option pursuant to Section 7(d) hereof, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such cancellation or exchange.

          (b)  Stock Remittance

          At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise of an Option, in lieu of the remittance required by Section 10(a) hereof, the Participant may tender to the Company a number of shares of Common Stock, the Fair Market Value of which at the tender date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise.

          (c)  Stock Withholding

          Subject to subsection (d) hereof, at the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise of an Option, in lieu of the remittance required by Section 10(a) hereof, the Company shall withhold a number of such shares, the Fair Market Value of which at the exercise date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise.

          (d)  Timing and Method of Elections

          Notwithstanding any other provisions of the Plan, a Participant who is subject to Section 16(b) of the Exchange Act may not make the election described in Section 10(c) hereof prior to the expiration of six months after the date on which the applicable Option was granted, except in the event of the death or Disability of the Participant. A Participant who is subject to
Section 16(b) of the Exchange Act may not make such election other than (i) during the 10-day window period beginning on the third business day following the date of release for publication of the Company's quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date, provided that such Option is exercised during the same or a subsequent 10-day window period, or (ii) at least six months prior to the date as of which such Option is exercised; provided, however, that no election may be made during the l0-day window period provided for in clause (i) until the Company has been subject to the reporting requirements of the Exchange Act for at least one year prior to the withholding. Such elections shall be irrevocable and shall be made by the delivery to the Company's principal offices, to the attention of its Secretary, of a written notice signed by the Participant.

11.  Amendment of the Plan

          The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders of the Company no revision or amendment shall (i) except as provided in Section 7 hereof, increase the number of shares of Common Stock that may be issued under the Plan, (ii) materially increase the benefits accruing to individuals holding Options





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granted pursuant to the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan.

12.  No Obligation to Exercise

          The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

13.  Transfers Upon Death

          Upon the death of a Participant, outstanding Options granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Option, or the right to exercise any Option, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Option that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Option.

          Except as provided in this Section 13, no Option under the Plan shall be transferable.

14.  Expenses and Receipts

          The expenses of the Plan shall be paid by the Company.
Any proceeds received by the Company in connection with any Option may be used for general corporate purposes.

l5.  Failure to Comply

          In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Option, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Option, in whole or in part, as the Committee, in its absolute discretion, may determine.

16.  Effective Date of Plan

          The Plan shall become effective upon the date of signing of a definitive underwriting agreement relating to the IPO.

17.  Termination of the Plan.

          The right to grant Options under the Plan will terminate ten (l0) years after the IPO Date. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under previously granted
Options.




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18.  Applicable Law.

          The Plan will be administered in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.






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